                                                                    EXHIBIT 99

CONTACT:      Thor Erickson – Investor Relations
           (770) 989-3110

Laura Brightwell – Media Relations
(770) 989-3023

FOR IMMEDIATE RELEASE

COCA-COLA ENTERPRISES INC.
REPORTS FOURTH-QUARTER AND FULL-YEAR 2008 RESULTS

•
Excluding certain items, comparable fourth-quarter 2008 EPS totals 22 cents driven by modest improvement in North American operating income trends and continued solid operating performance in Europe; comparable full year EPS totals $1.32.

•	Fourth quarter loss of $2.99 per diluted share includes a non-cash impairment charge of $2.3 billion in North America, caused primarily by non-operating factors.

•	Full year cash flow from operations less net capital spending was $655 million; balance sheet benefits from the lowest net debt balance in more than 10 years.

•	CCE affirms full-year 2009 outlook of mid single-digit EPS growth on a comparable and currency neutral basis.

ATLANTA, February 11, 2009 – Coca-Cola Enterprises (NYSE: CCE) today reported a fourth-quarter 2008 net loss of $1.45 billion, or $2.99 per diluted share. This includes a non-cash, pre-tax impairment charge of $2.3 billion. Excluding items that impact comparability, the company achieved net income of $107 million, or 22 cents per diluted share.

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The non-cash impairment charge is the result of CCE’s impairment analysis in accordance with SFAS No. 142, “Goodwill and Other Intangible Assets” and is necessary to reduce the book value of the company’s North American franchise license intangible assets to their estimated fair value in light of financial market conditions and CCE’s stock price.

For full-year 2008, CCE reported a net loss of $4.4 billion, or $9.05 per diluted share. This includes total non-cash, pre-tax impairment charges of $7.6 billion. Excluding items that impact comparability, the company achieved net income of $647 million, or $1.32 per diluted share.

The following table provides a reconciliation of reported and comparable earnings per diluted share and a reconciliation of reported and comparable items is available on pages 7 through 15 of this news release.

	Fourth Quarter		Full Year
	2008	2007	2008	2007
Reported (GAAP)	$(2.99)	$0.32	$(9.05)	$1.46
Restructuring Charges	0.09	0.05	0.17	0.16
Gain on Asset Sale	-	-	-	(0.03)
Legal Settlement Accrual Reversal	-	-	-	(0.02)
Franchise License Impairment Charges	3.12	-	10.18	-
Debt Extinguishment Costs	-	0.01		0.02
Loss on Equity Securities	-	-		0.02
Gain on Termination of Distribution Agreement	-	-		(0.02)
Net (Favorable) Unfavorable Tax Items	-	(0.09)	0.02	(0.20)
Comparable Net Earnings Per Diluted Common Share(a)	$0.22	$0.29	$1.32	$1.39

(a) This non-GAAP financial information is provided to allow investors to more clearly evaluate operating performance and business trends.Management uses this information to review results excluding items that are not necessarily indicative of ongoing results.

For the full year, total revenues grew 4 percent reflecting consolidated comparable volume decline of ½ percent and comparable, currency-neutral net pricing per case growth of 4½ percent.  Comparable operating income declined 6½ percent and consolidated cost of sales per case increased 6½ percent reflecting higher North American commodity costs and the mix impact of

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increased sales of higher cost purchased finished goods. Full year comparable results include a benefit from currency translations of less than 1 cent per diluted share.

In the fourth quarter, on a comparable basis, total revenues declined 1 percent reflecting a consolidated comparable volume decline of 5 percent and comparable, currency-neutral net pricing per case growth of 8 percent.  Comparable operating income declined 11 percent on a consolidated basis.

“Our fourth quarter results reflect slight improvement in our North American business trends and continued solid operating performance in Europe,” said John F. Brock, chairman and chief executive officer. “However, we continue to face economic pressures in all territories, making our work to enhance margins, grow profit, protect free cash flow, and improve efficiency and effectiveness vitally important.

“We are moving forward with several significant initiatives in North America as we meet the challenges of the current economic environment,” Mr. Brock said. “These initiatives are focused on improving supply chain operations, implementing a new price/package architecture that will balance channel and package profitability while enhancing brand value, and improving our execution to strengthen our marketplace presence.

“We believe this work, coupled with an improved relationship with The Coca-Cola Company, will ultimately restore long-term, profitable growth for our company,” Mr. Brock said.

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NORTH AMERICAN RESULTS

For full-year 2008, comparable North American volume declined 1½ percent, while net pricing per case grew 5½ percent. In the fourth quarter, North American comparable volume declined 7 percent, while net pricing per case grew 9½ percent reflecting the impact of a September price increase, matching a fourth quarter cost of sales per case increase of 9½ percent. Full year cost of sales per case increased 8 percent.

Full year volume results reflect the continued strength of Coca-Cola Zero, which grew approximately 30 percent, and the benefits of still beverages such as glacéau, Fuze, and Campbells.

“With the addition of Monster to our energy portfolio, the expansion of our still beverage brands, and Coca-Cola Zero’s positive impact on our sparkling beverage brands, our North American brand portfolio is well positioned to drive improved performance in key categories,” Mr. Brock said. “This creates solid marketplace opportunities that we will capture with our new price/package architecture and targeted execution initiatives.”

EUROPEAN RESULTS

In Europe, full year comparable volume grew 3 percent, with growth in Great Britain of 4 percent and 2 percent growth on the continent. Europe achieved a balance of sparkling and still beverage growth, as sparkling beverages grew 2 percent and still beverages grew 8½ percent. Coca-Cola trademark brands grew 2½ percent, with Coca-Cola Zero up 15 percent and regular Coca-Cola up 3½ percent. Still beverage growth was driven by Capri-

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Sun, Fanta, and sports drinks. Full year net pricing per case increased 2 percent, and cost of sales per case increased 2 percent.

In the fourth quarter, comparable European volume grew 1½ percent, and on a comparable currency-neutral basis, net pricing per case grew 2½ percent and cost of sales per case increased 3 percent.

“We are encouraged by the continued strength of our European business, including Europe’s ability to control costs and enhance profitability,” Mr. Brock said. “Balanced volume and price growth combined with strong execution and continued expense management will be essential as we work to counter the impact of changes in Europe’s economic conditions.”

2009 OUTLOOK

The company today affirmed its prior guidance for 2009. On a comparable and currency-neutral basis, consolidated financial results for 2009 will reflect low single-digit operating income growth and mid single-digit EPS growth. Including the expected impact of currency translations, the company also expects strong free cash flow of approximately $600 million, and capital expenditures of approximately $900 million. Free cash flow will continue to be used primarily for debt reduction. The effective tax rate for 2009 is expected to be 25 percent to 27 percent. At current rates, foreign currency translations would have a negative impact on expected 2009 comparable EPS of approximately 20 cents.

In North America, the company expects full-year 2009 revenue to increase in a mid single-digit range. Volume will decline, reflecting the impact of essential pricing actions to offset an expected high single-digit increase in cost of goods

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per case. European revenue will grow in a mid single-digit range. Volume will grow modestly and cost of goods per case is expected to increase in a low single-digit range, reflecting a continued moderate commodity cost environment.

CONFERENCE CALL

CCE will host a conference call with investors and analysts to discuss the company’s full-year 2008 results and 2009 outlook live over the Internet today at 10 a.m. ET. The call can be accessed through our website at www.cokecce.com.

Coca-Cola Enterprises Inc. is the world's largest marketer, distributor, and producer of bottle and can liquid nonalcoholic refreshment. CCE sells approximately 80 percent of The Coca-Cola Company's bottle and can volume in North America and is the sole licensed bottler for products of The Coca-Cola Company in Belgium, continental France, Great Britain, Luxembourg, Monaco, and the Netherlands.  For more information about our company, please visit our website at www.cokecce.com.

Forward-Looking Statements

Included in this news release are forward-looking management comments and other statements that reflect management’s current outlook for future periods. As always, these expectations are based on currently available competitive, financial, and economic data along with our current operating plans and are subject to risks and uncertainties that could cause actual results to differ materially from the results contemplated by the forward-looking statements. The forward-looking statements in this news release should be read in conjunction with the risks and uncertainties discussed in our filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and subsequent SEC filings.
# # #

COCA-COLA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Fourth Quarter
	2008(a)	2007(b)	Change
Net Operating Revenues	$5,237	$5,299	(1.0)%
Cost of Sales	3,297	3,299	0.0%
Gross Profit	1,940	2,000	(3.0)%
Selling, Delivery, and Administrative Expenses	1,703	1,691	0.5%
Franchise License Impairment Charge	2,346	-
Operating (Loss) Income	(2,109)	309
Interest Expense, Net	153	162
Other Nonoperating (Expense) Income, Net	(7)	3
(Loss) Income Before Income Taxes	(2,269)	150
Income Tax Benefit	(819)	(8)
Net (Loss) Income	$(1,450)	$158
Basic Weighted Average Common Shares Outstanding	486	483
Basic Net (Loss) Earnings Per Share(c)	$(2.99)	$0.33
Diluted Weighted Average Common Shares Outstanding	486	492
Diluted Net (Loss) Earnings Per Share(c)	$(2.99)	$0.32

(a) Fourth-quarter 2008 net loss includes net unfavorable items totaling $1.6 billion, or $3.21 cents per diluted common share.
See page 11 of this earnings release for a list of these items.

(b) Fourth-quarter 2007 net income includes net favorable items totaling $16 million, or 3 cents per diluted common share.
See page 11 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions, Except Per Share Data)

	Full Year
	2008(a)	2007(b)	Change
Net Operating Revenues	$21,807	$20,936	4.0%
Cost of Sales	13,763	12,955	6.0%
Gross Profit	8,044	7,981	1.0%
Selling, Delivery, and Administrative Expenses	6,718	6,511	3.0%
Franchise License Impairment Charges	7,625	-
Operating (Loss) Income	(6,299)	1,470
Interest Expense, Net	587	629
Other Nonoperating Expense, Net	(15)	-
(Loss) Income Before Income Taxes	(6,901)	841
Income Tax (Benefit) Expense	(2,507)	130
Net (Loss) Income	$(4,394)	$711
Basic Weighted Average Common Shares Outstanding	485	481
Basic Net (Loss) Earnings Per Share(c)	$(9.05)	$1.48
Diluted Weighted Average Common Shares Outstanding	485	488
Diluted Net (Loss) Earnings Per Share(c)	$(9.05)	$1.46

(a) Full-year 2008 net loss includes net unfavorable items totaling $5 billion, or $10.37 per diluted common share.
See page 12 of this earnings release for a list of these items.

(b) Full-year 2007 net income includes net favorable items totaling $32 million, or 7 cents per diluted common share.
See page 12 of this earnings release for a list of these items.

(c) Per share data calculated prior to rounding to millions.

COCA-COLA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions)

	December 31,	December 31,
	2008	2007
ASSETS
Current:
Cash and cash equivalents	$722	$223
Trade accounts receivable, net	2,154	2,217
Amounts receivable from The Coca-Cola Company	154	144
Inventories	901	924
Current deferred income tax assets	244	206
Prepaid expenses and other current assets	408	318
Total Current Assets	4,583	4,032
Property, plant, and equipment, net	6,243	6,762
Goodwill	604	606
Franchise license intangible assets, net	3,234	11,767
Other noncurrent assets, net	925	932
	$15,589	$24,099
LIABILITIES AND SHAREOWNERS’ (DEFICIT) EQUITY
Current:
Accounts payable and accrued expenses	$2,907	$2,977
Amounts payable to The Coca-Cola Company	339	369
Deferred cash receipts from The Coca-Cola Company	46	48
Current portion of debt	1,782	2,002
Total Current Liabilities	5,074	5,396
Debt, less current portion	7,247	7,391
Other long-term obligations	2,137	1,309
Deferred cash receipts from The Coca-Cola Company,
less current	76	124
Noncurrent deferred income tax liabilities	1,086	4,190
Shareowners’ (deficit) equity	(31)	5,689
	$15,589	$24,099

COCA-COLA ENTERPRISES INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In Millions)

	December 31,
	2008	2007
Cash Flows From Operating Activities
Net (loss) income	$(4,394)	$711
Adjustments to reconcile net (loss) income to net cash derived from operating activities:
Depreciation and amortization	1,050	1,067
Franchise license impairment charges	7,625	-
Share-based compensation expense	44	44
Deferred funding income from The Coca-Cola Company, net of cash received	(50)	(66)
Deferred income tax (benefit) expense	(2,599)	18
Pension and other postretirement expense less than contributions	(1)	(35)
Changes in assets and liabilities, net of acquisition amounts:
Trade accounts and other receivables	(118)	(42)
Inventories	(24)	(105)
Prepaid expenses and other assets	(175)	(125)
Accounts payable and accrued expenses	135	214
Other changes, net	125	(22)
Net cash derived from operating activities	1,618	1,659
Cash Flows From Investing Activities
Capital asset investments	(981)	(938)
Capital asset disposals	18	68
Other investing activities	(12)	(4)
Net cash used in investing activities	(975)	(874)
Cash Flows From Financing Activities
Decrease in commercial paper, net	(159)	(554)
Issuances of debt	1,614	955
Payments on debt	(1,464)	(1,218)
Dividend payments on common stock	(138)	(116)
Exercise of employee share options	18	123
Other financing activities	3	11
Net cash used in financing activities	(126)	(799)
Net effect of exchange rate changes on cash and cash equivalents	(18)	4
Net Change In Cash and Cash Equivalents	499	(10)
Cash and Cash Equivalents at Beginning of Period	223	233
Cash and Cash Equivalents at End of Period	$722	$223

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

Reconciliation of Income(a)	Fourth-Quarter 2008
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Franchise License Impairment Charge	Debt Extinguishment Cost	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$5,237	$-	$-	$-	$-	$5,237
Cost of Sales	3,297	-	-	-	-	3,297
Gross Profit	1,940	-	-	-	-	1,940
Selling, Delivery, and Administrative Expenses	1,703	(66)	-	-	-	1,637
Franchise License Impairment Charge	2,346	-	(2,346)	-	-	-
Operating (Loss) Income	(2,109)	66	2,346	-	-	303
Interest Expense, Net	153	-	-	-	-	153
Other Nonoperating Expense, Net	(7)	-	-	-	-	(7)
(Loss) Income Before Income Taxes	(2,269)	66	2,346	-	-	143
Income Tax (Benefit) Expense	(819)	20	835	-	-	36
Net (Loss) Income	$(1,450)	$46	$1,511	$-	$-	$107
Diluted Net (Loss) Earnings Per Share	$(2.99)	$0.09	$3.12	$-	$-	$0.22

Reconciliation of Income(a)	Fourth-Quarter 2007
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Franchise License Impairment Charge	Debt Extinguishment Cost	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$5,299	$-	$-	$-	$-	$5,299
Cost of Sales	3,299	-	-	-	-	3,299
Gross Profit	2,000	-	-	-	-	2,000
Selling, Delivery, and Administrative Expenses	1,691	(32)	-	-	-	1,659
Operating Income	309	32	-	-	-	341
Interest Expense, Net	162	-	-	(7)	-	155
Other Nonoperating Income, Net	3	-	-	-	-	3
Income Before Income Taxes	150	32	-	7	-	189
Income Tax (Benefit) Expense	(8)	10	-	2	43	47
Net Income	$158	$22	$-	$5	$(43)	$142
Diluted Net Earnings Per Share	$0.32	$0.05	$-	$0.01	$(0.09)	$0.29

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

Reconciliation of Income(a)	Full Year 2008
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Franchise License Impairment Charges	Gain on Asset Sale	Legal Settlement Accrual Reversal	Debt Extinguishment Cost	Loss on Equity Securities	Gain on Termination of Distribution Agreement	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$21,807	$-	$-	$-	$-	$-	$-	$-	$-	$21,807
Cost of Sales	13,763	-	-	-	-	-	-	-	-	13,763
Gross Profit	8,044	-	-	-	-	-	-	-	-	8,044
Selling, Delivery, and Administrative Expenses	6,718	(134)	-	-	-	-	-	-	-	6,584
Franchise License Impairment Charges	7,625	-	(7,625)	-	-	-	-	-	-	-
Operating (Loss) Income	(6,299)	134	7,625	-	-	-	-	-	-	1,460
Interest Expense, Net	587	-	-	-	-	-	-	-	-	587
Other Nonoperating Expense, Net	(15)	-	-	-	-	-	-	-	-	(15)
(Loss) Income Before Income Taxes	(6,901)	134	7,625	-	-	-	-	-	-	858
Income Tax (Benefit) Expense	(2,507)	47	2,682	-	-	-	-	-	(11)	211
Net (Loss) Income	$(4,394)	$87	$4,943	$-	$-	$-	$-	$-	$11	$647
Diluted Net (Loss) Earnings Per Share	$(9.05)	$0.17	$10.18	$-	$-	$-	$-	$-	$0.02	$1.32

Reconciliation of Income(a)	Full Year 2007
		Items Impacting Comparability
	Reported (GAAP)	Restructuring Charges	Franchise License Impairment Charges	Gain on Asset Sale	Legal Settlement Accrual Reversal	Debt Extinguishment Cost	Loss on Equity Securities	Gain on Termination of Distribution Agreement	Net Tax Items	Comparable (non-GAAP)
Net Operating Revenues	$20,936	$-	$-	$-	$-	$-	$-	$-	$-	$20,936
Cost of Sales	12,955	-	-	-	-	-	-	-	-	12,955
Gross Profit	7,981	-	-	-	-	-	-	-	-	7,981
Selling, Delivery, and Administrative Expenses	6,511	(121)	-	20	8	-	-	-	-	6,418
Operating Income	1,470	121	-	(20)	(8)	-	-	-	-	1,563
Interest Expense, Net	629	-	-	-	5	(12)	-	-	-	622
Other Nonoperating Income, Net	-	-	-	-	-	-	14	(12)	-	2
Income Before Income Taxes	841	121	-	(20)	(13)	12	14	(12)	-	943
Income Tax Expense	130	42	-	(6)	(5)	4	4	(4)	99	264
Net Income	$711	$79	$-	$(14)	$(8)	$8	$10	$(8)	$(99)	$679
Diluted Net Earnings Per Share	$1.46	$0.16	$-	$(0.03)	$(0.02)	$0.02	$0.02	$(0.02)	$(0.20)	$1.39

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

	Fourth-Quarter 2008
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Franchise License Impairment Charge	Comparable (non-GAAP)
North America	$(2,153)	$46	$2,346	$239
Europe	168	7	-	175
Corporate	(124)	13	-	(111)
Operating (Loss) Income	$(2,109)	$66	$2,346	$303

	Fourth-Quarter 2007
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Franchise License Impairment Charge	Comparable (non-GAAP)
North America	$248	$27	$-	$275
Europe	203	1	-	204
Corporate	(142)	4	-	(138)
Operating Income	$309	$32	$-	$341

	Fourth Quarter
Segment Revenue	2008	2007
North America	$3,817	$3,711
Europe	1,420	1,588
Net Operating Revenues	$5,237	$5,299

(a) These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends.  Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

COCA-COLA ENTERPRISES INC.
RECONCILIATION OF GAAP TO NON-GAAP
(Unaudited; In millions, except per share data which is calculated prior to rounding)

	Full-Year 2008
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Franchise License Impairment Charges	Gain on Asset Sale	Legal Settlement Accrual Reversal	Comparable (non-GAAP)
North America	$(6,721)	$76	$7,625	$-	$-	$980
Europe	891	16	-	-	-	907
Corporate	(469)	42	-	-	-	(427)
Operating (Loss) Income	$(6,299)	$134	$7,625	$-	$-	$1,460

	Full-Year 2007
		Items Impacting Comparability
Reconciliation of Segment Income(a)	Reported (GAAP)	Restructuring Charges	Franchise License Impairment Charges	Gain on Asset Sale	Legal Settlement Accrual Reversal	Comparable (non-GAAP)
North America	$1,129	$95	$-	$(20)	$-	$1,204
Europe	810	9	-	-	-	819
Corporate	(469)	17	-	-	(8)	(460)
Operating Income	$1,470	$121	$-	$(20)	$(8)	$1,563

	Full Year
Segment Revenue	2008	2007
North America	$15,188	$14,690
Europe	6,619	6,246
Net Operating Revenues	$21,807	$20,936

(a)	These non-GAAP measures are provided to allow investors to more clearly evaluate our operating performance and business trends. Management uses this information to review results excluding items that are not necessarily indicative of our ongoing results.

Coca-Cola Enterprises Inc.
RECONCILIATION OF NON-GAAP MEASURES

	Fourth Quarter 2008 Change Versus Fourth Quarter 2007			Full Year 2008 Change Versus Full Year 2007
	North America	Europe	Consolidated	North America	Europe	Consolidated
Net Revenues Per Case
Change in Net Revenues per Case	7.0%	(14.5)%	0.5%	4.5%	2.5%	4.5%
Impact of Excluding Post Mix, Non-Trade, and Other	0.5%	1.5%	1.0%	1.0%	0.5%	0.5%
Bottle and Can Net Pricing Per Case(a)	7.5%	(13.0)%	1.5%	5.5%	3.0%	5.0%
Impact of Currency Exchange Rate Changes	2.0%	15.5%	6.5%	0.0%	(1.0)%	(0.5)%
Currency-Neutral Bottle and Can
Net Pricing per Case(b)	9.5%	2.5%	8.0%	5.5%	2.0%	4.5%

Cost of Sales Per Case
Change in Cost of Sales per Case	8.5%	(13.5)%	2.0%	7.5%	3.0%	6.5%
Impact of Excluding Bottle and Can
Marketing Credits and Jumpstart Funding	(2.0)%	1.5%	(1.0)%	(0.5)%	0.0%	(0.5)%
Impact of Excluding Post Mix, Non-Trade, and Other	1.0%	0.5%	1.0%	1.0%	0.5%	1.0%
Bottle and Can Cost of Sales Per Case(c)	7.5%	(11.5)%	2.0%	8.0%	3.5%	7.0%
Impact of Currency Exchange Rate Changes	2.0%	14.5%	6.0%	0.0%	(1.5)%	(0.5)%
Currency-Neutral Bottle and Can
Cost of Sales per Case(b)	9.5%	3.0%	8.0%	8.0%	2.0%	6.5%

Physical Case Bottle and Can Volume
Change in Volume	(4.0)%	4.5%	(2.0)%	(1.0)%	3.5%	0.0%
Impact of Selling Day Shift	(3.0)%	(3.0)%	(3.0)%	(0.5)%	(0.5)%	(0.5)%
Comparable Bottle and Can Volume(d)	(7.0)%	1.5%	(5.0)%	(1.5)%	3.0%	(0.5)%

	Full Year
Reconciliation of Free Cash Flow (e)	2008	2007
Net Cash From Operating Activities	$1,618	$1,659
Less: Capital Asset Investments	(981)	(938)
Add: Capital Asset Disposals	18	68
Free Cash Flow	$655	$789

	December 31,
Reconciliation of Net Debt (f)	2008	2007
Current Portion of Debt	$1,782	$2,002
Debt, Less Current Portion	7,247	7,391
Less: Cash and Cash Equivalents	(722)	(223)
Net Debt	$8,307	$9,170

(a)
The non-GAAP financial measure "Bottle and Can Net Pricing per Case" is used to more clearly evaluate bottle and can pricing trends in the marketplace.  The measure excludes the impact of fountain gallon volume and other items that are not directly associated with bottle and can pricing in the retail environment.  Our bottle and can sales accounted for approximately 91 percent of our net revenue during 2008.

(b)
The non-GAAP financial measures "Currency-Neutral Bottle and Can Net Pricing per Case" and "Currency-Neutral Bottle and Can Cost of Sales per Case" are used to separate the impact of currency exchange rate changes on our operations.

(c)
The non-GAAP financial measure "Bottle and Can Cost of Sales per Case" is used to more clearly evaluate cost trends for bottle and can products.  The measure excludes the impact of fountain ingredient costs as well as marketing credits and Jumpstart funding, and allows investors to gain an understanding of the change in bottle and can ingredient and packaging costs.

(d)
"Comparable Bottle and Can Volume" excludes the impact of changes in the number of selling days between periods.  The measure is used to analyze the performance of our business on a constant period basis. There was one additional selling day for the full-year 2008 versus the full-year 2007. There were two additional selling days in the fourth quarter of 2008 versus the fourth quarter of 2007.

(e)	The non-GAAP measure "Free Cash Flow" is provided to focus management and investors on the cash available for debt reduction, dividend distributions, share repurchase, and acquisition opportunities.

(f)	The non-GAAP measure "Net Debt" is used to more clearly evaluate our capital structure and leverage.